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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                _______________


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   MARCH 1, 1994


                            BURR-BROWN CORPORATION
              (Exact name of  registrant as specified in charter)


          DELAWARE                   11438                     86-0445468
(State or other jurisdiction      (Commission                (IRS Employer
     of incorporation)            File Number)             Identification No.)


6730 SOUTH TUCSON BOULEVARD, TUCSON, ARIZONA                     85706
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code    (602) 746-1111


_________________________________________________________________________
      (Former name or former address, if changed since last report.)
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Item 5.  Other Events

Burr-Brown Corporation announced on March 1, 1994, that Syrus P. Madavi, age 44, has been elected as a member of the Board of Directors and appointed President and Chief Executive Officer of the Burr-Brown Corporation.

Mr. Madavi will be responsible for all of Burr-Brown's domestic and international operations and will assume those duties in March 1994 at the principal executive offices of Burr-Brown Corporation in Tucson, Arizona.

Prior to joining Burr-Brown, Mr. Madavi served as president of the
Semiconductor Division of Raytheon Co Inc. in Mountain View, California. Mr. Madavi joined Raytheon in 1990 after working as vice president and general manager of the Signal Processing Technologies Division of Honeywell Inc. in Colorado Springs, Colorado. Mr. Madavi has also worked for Analog Devices Inc. and General Electric.
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   Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  BURR-BROWN CORPORATION


Date:  May 2, 1994                By ____________________________
                                         Thomas R. Brown, Jr.
                                         Chairman of the Board